Exhibit 10.13

Technology Purchase Agreement

THIS AGREEMENT (the “Technology Purchase Agreement”) by and between Digitiliti, Inc., herein referred to as "Buyer", having an office at Floor 4, 266 East 7th Street, St. Paul, MN  55101, and StorageSwitch, LLC, herein referred to as "Seller", a Colorado limited liability company with offices at 2071 Rowell Dr., Lyons, CO 80540, is made effective as of the 13th day of March, 2008, referred to herein as "Effective Date".  The Buyer and Seller are jointly referred to as the “Parties” and individually referred to as a “Party.”

WHEREAS, Parties will develop certain production software, herein referred to as the “Software,” pursuant to jointly prepared specifications, as set forth in a Statement of Work Agreement to be executed by the Parties; and

WHEREAS, the Software will implement a tiered, modular approach to on-line storage solutions of Buyer’s customers as a service business; and

WHEREAS, selected software technology, which is more fully defined as “Technology” in section 1 below, from the existing Seller software base will be utilized in the development of the Software; and

WHEREAS, Buyer wishes to purchase the Technology from Seller; and

WHEREAS, Seller wishes to sell the Technology to Buyer;

NOW THEREFORE, in consideration of the above recitals, the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged, the Parties hereto mutually agreed as follows:

Sale

Seller agrees to sell, transfer and convey to Buyer, and Buyer agrees to purchase, all of the software technology modules from the existing Seller software base as utilized and enhanced in the development of the Software, herein referred to as "Technology.”  The Technology transfer shall include but not be limited to: source code, object code, documentation, libraries, and Seller owned tools necessary for future development.

Ownership

Upon payment in full of the Purchase Price, as such term is described in section 6 below, the Parties will each have full, perpetual, irrevocable, worldwide, paid up, non-royalty bearing ownership rights to the Technology, including the assets, properties and features described in section 1 above.  These rights also include, without limitation, the right to name, brand, modify, enhance, embed, market, sell and install the Technology in any manner advantageous to the Parties’ respective businesses, within the limits as specified in the Non-Compete Agreement to be executed by the Parties.

The Software will be developed pursuant to a separate Consulting Services Agreement (the “Consulting Services Agreement”).  After the Software is developed and in production, as defined in section 6 (C) below, Buyer shall have sole ownership of the Software, including source code, object code, documentation, libraries, and Seller owned tools necessary for future development.  These rights also include, without limitation, the right to name, brand, modify, enhance, embed, market, sell and install the Software in any manner advantageous to the Parties’ respective businesses, within the limits as specified in the Non-Compete Agreement to be executed by the Parties.

Complete Agreement

This Technology Purchase Agreement is one portion of the complete agreement between the Parties, collectively referred to herein as the "Complete Agreement."  The Complete Agreement includes this

Technology Purchase Agreement, the Non-Disclosure Agreement executed by the Parties on June 25, 2007, the Non-Compete Agreement, the Statement of Work Agreement, the Consulting Services Agreement, and all addendums, amendments, updates, modifications, exhibits, orders, schedules and closing documents relating to the Complete Agreement.  This Technology Purchase Agreement supersedes all prior oral and written communications, agreements and understandings of the Parties with respect to the subject matter of this Technology Purchase Agreement, with the exception of the Non-Disclosure Agreement executed by the Parties on June 25, 2007.  No amendment, change or modification of this Technology Purchase Agreement shall be valid unless in writing signed by the Parties hereto.  If any provision of this Technology Purchase Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Technology Purchase Agreement shall nevertheless remain in full force and effect.

Closing

The closing, referred to herein as “Closing,” will take place upon the satisfaction or waiver of all conditions precedent, including, without limitation: the written approval of the Buyer’s Board of Directors to the transactions described herein and to the execution of the documents comprising the Complete Agreement; the successful completion of the due diligence process by Buyer; the successful completion of all documents comprising the Complete Agreement; the successful completion of contract negotiations regarding any assumed supplier contracts/licenses; the written approval of all of the Seller’s Board of Governors and members to the transactions described herein and to the execution of the documents comprising the Complete Agreement; the receipt of any other required governmental or other third-party consents or approvals; no injunction preventing, limiting or restricting the transaction; and the accuracy of the representations and warranties of Seller, including but not limited to undisputed ownership of the Technology by the Seller with no patent infringements or other third party intellectual property claims.  Buyer shall deliver to Seller the written approval of its Board of Directors as described above upon the execution of this Technology Purchase Agreement.  Seller shall deliver to Buyer the written approval of its Board of Governors and members as described above upon the execution of this Technology Purchase Agreement.

Closing Date

The Closing will be held within seven (7) days of the completion of all conditions precedent described in section 4 above, unless otherwise agreed in writing, at a time, referred to herein as “Closing Date,” and place agreeable to both Parties.

Price

The purchase price (the “Purchase Price”) for the Technology will be paid or delivered to Seller as specified below:

A.

The initial, non-refundable cash payment of $10,000 paid by Buyer to Seller upon the signing of the Letter of Intent by the Parties.

B.

A cash payment of $200,000 payable on the Closing Date.

C.

A cash payment of $40,000 payable when the Software is developed and is in production pursuant to the Consulting Services Agreement.  For purposes of this Technology Purchase Agreement, the Software shall be deemed developed and in production when the Technology is complete and available for use by Buyer in connection with its business.

D.

250,000 shares of the Buyer’s common stock that are restricted securities under SEC Rule 144 payable on the Closing Date.

E.

250,000 shares of the Buyer’s common stock that are restricted securities under SEC Rule 144 payable when the Software is developed and in production.

Technology Acceptance

Prior to the placing the Software in production, the Buyer shall acknowledge acceptance of the Technology as defined in the Statement of Work Agreement.

Transfer of Title

Title to and ownership of the Technology shall pass from Seller to Buyer when Buyer has paid in full all components of the Purchase Price to the Seller.  Seller shall at that time execute and deliver to Buyer a bill of sale document as shown in Exhibit A of this Technology Purchase Agreement.

Taxes

Buyer shall not be responsible for capital gains or any other taxes imposed upon Seller resulting from or in connection with the sale of the Technology.

Representations and Warranties; Disclaimer of Other Warranties

Seller warrants and represents that the Technology will perform all material functions according to this Technology Purchase Agreement and each Statement of Work Agreement.  Seller warrants and represents that its employees and agents will perform under this Technology Purchase Agreement in a timely, professional and workmanlike manner in accordance with the highest standards of care and diligence practiced in the industry.  Seller warrants and represents that it owns all title, ownership and intellectual property rights in and to the Technology, that no third party has any interest, right or license in and to the same, and that the Technology as sold and delivered to Buyer hereunder will not violate or infringe upon any patent, copyright or other intellectual property right or interest of any third party.

Seller warrants and represents that the Technology, when delivered to Buyer, will not contain any code, back door, flaw or other matter that would allow Seller’s employees or any third party to access any secured information of Buyer or its customers, or to access the Technology without the knowledge or consent of Buyer.

Seller warrants and represents that the sale described herein is not a sale or transfer of all or substantially all of Seller’s business or business assets

Except for the representations and warranties expressly included in this Technology Purchase Agreement, Seller makes no (and hereby disclaims all) warranties, express or implied, including the implied warranties of merchantability, accuracy, non-interference with enjoyment and fitness for a particular purpose.

The Parties agree that the representations and warranties of Seller set forth in the first two paragraphs of this section 10 shall survive the Closing Date for a period of one (1) year.  The representations and warranties of Seller otherwise set forth in this Technology Purchase Agreement shall survive the Closing Date for a period of five (5) years.

Indemnification; Limitation of Liability

Seller shall be responsible for and shall indemnify and hold Buyer, its officers, directors, employees, successors, assigns, agents and representatives, harmless from and against any claims, actions or suits by third parties arising from (i) the performance by Seller or its employees or agents of Seller’s obligations hereunder in a negligent manner, in violation or breach of any term or condition of this Technology Purchase Agreement or in violation of any applicable federal or state laws or regulations, (ii) any contract or other agreement between Seller and a third party, and (iii) any activities by Seller, its employees or agents which are outside of the scope of this Technology Purchase Agreement.  Notwithstanding any damages that Buyer might occur in connection with this Technology Purchase Agreement for any reason whatsoever, Seller shall not be liable for any special, indirect, incidental or consequential damages to Buyer arising out of or in connection with this Technology Purchase Agreement, regardless of whether such claim is based on contract, tort, strict liability or otherwise.  Buyer shall not be entitled to damages from Seller under any circumstance in excess of the amount of the Purchase Price.

Non-Disclosure

The Parties agrees to be bound by the Non-Disclosure Agreement executed by them on June 25, 2007.  The terms of such Non-Disclosure Agreement are incorporated in this Technology Purchase Agreement as if fully set forth herein, except that section 8 of said agreement is modified to provide that such agreement is governed by the laws of the State of Minnesota rather than the State of Colorado.  The Parties further agree that, notwithstanding any other provision of this Technology Purchase Agreement or the Non-Disclosure Agreement, in the event any Party is in breach of, or threatens to breach, any provision of the Non-Disclosure Agreement, the non-breaching party shall be entitled to seek injunctive or other equitable relief from a court of competent jurisdiction to restrain such breach or threat to breach, without impairing or voiding the non-breaching party’s rights to relief either at law or in equity.

Governing Law; Waiver

This Technology Purchase Agreement shall be governed and interpreted in accordance with the laws of the State of Minnesota.  Each party submits to the exclusive venue and jurisdiction of the Courts of the State of Minnesota and the United States District Court in Minneapolis, Minnesota.  No failure by either party to insist on performance of any term, condition, or instruction, or to exercise any right or privilege included in this Technology Purchase Agreement, and no waiver of or failure to act upon any breach shall constitute a waiver of any other or subsequent term, condition, instruction, breach, right or privilege.

Notices

All notices pertaining to this Technology Purchase Agreement shall be in writing and shall be deemed to be effective only if (i) personally hand delivered, in which event notice shall be deemed effective on the date of delivery, (ii) sent by overnight courier service, in which event service shall be deemed effective one day after delivery to the courier, or (iii) sent by prepaid registered or certified mail, return receipt requested, in which event service shall be deemed effective three (3) days after the date stamped by the post office on the certified mail receipt.  In the event of overnight courier service or service by certified or registered mail, such service shall be directed to the address indicated in the introductory paragraph of this Technology Purchase Agreement, or such other address as is otherwise indicated by one Party to the other Party in writing.

Assignment

This Technology Purchase Agreement may not be assigned or transferred by either Party without the prior written approval of the other.  Any such attempted assignment or transfer shall be null and void.

Headings

Section headings and titles are for convenience only and shall be of no force or effect in the construction or interpretation of this Technology Purchase Agreement.

Benefit and Binding Effect

This Technology Purchase Agreement shall be binding upon and inure to the benefit of each of the Parties, their successors and permitted assigns.

Additional Action

Each party agrees to take such additional action and to execute such additional documents as may be reasonable and necessary to fulfill the purpose and terms of this Technology Purchase Agreement.

IN WITNESS WHEREOF, the Parties hereto, through their authorized agents, have executed this Technology Purchase Agreement, effective as of the date first above written.

Digitiliti, Inc.

StorageSwitch, LLC

Brad D. Wenzel

Clark Hodge

print name

print name

CEO

CEO

Title

Title

/s/ Brad D. Wenzel

/s/ Clark Hodge

Signature

Signature

DATE:  3/13/08

DATE:  3/13/08

Exhibit A

BILL OF SALE AND ASSIGNMENT

This Bill of Sale and Assignment is executed effective the latest signature date set forth  below (the “Effective Date”) by and between StorageSwitch, LLC, a Colorado limited liability company (“StorageSwitch”), and Digitiliti, Inc., a Minnesota corporation (“Digitiliti”).

WHEREAS, StorageSwitch and Digitiliti executed a certain Technology Purchase Agreement effective March 13, 2008; and

WHEREAS, pursuant to the Technology Purchase Agreement StorageSwitch agreed, among other things, to sell, transfer and convey to Digitiliti certain software technology modules from StorageSwitch’s existing software base (as more fully defined in section 1 below, the “Technology”); and

WHEREAS, StorageSwitch agreed to transfer to Digitiliti title and ownership rights in the Technology at such time as Digitiliti had paid in full all components of the purchase price for the Technology pursuant to the Technology Purchase Agreement; and

WHEREAS, said purchase price has now been paid in full.

NOW, THEREFORE, for good and valuable consideration, including the recitals set forth above, the receipt and sufficiency of which are herewith acknowledged, it is agreed as follows:

1.

Definition of Technology.  For purposes of this Bill of Sale and Assignment, “Technology” shall have the same definition as set forth in the Technology Purchase Agreement.

2.

Ownership.

2.1

Mutual Ownership Rights.  Effective as of the Effective Date, StorageSwitch and Digitiliti shall each have full, perpetual, paid up, non-royalty bearing ownership rights in and to the Technology, including but not limited to the source code, option code, documentation, libraries and the tools owned by StorageSwitch necessary for future development.  Ownership rights include, without limitation, the right to name, brand, modify, enhance, embed, market, sell and install the Technology in any manner advantageous to the parties’ respective businesses, subject to and within the limits as specified in that certain Non-Compete Agreement executed by the parties on March 13, 2008, which agreement is affirmed and incorporated as if fully set forth herein.  The ownership and the rights of the parties in the Technology shall be non-exclusive as to each other, but exclusive as to all other third parties.

2.2

Transfer From StorageSwitch to Digitiliti.  StorageSwitch herewith transfers, assigns and conveys to Digitiliti title to and ownership in the Technology subject to and together with the rights and limitations set forth in section 2.1 above.

3.

Relation to Technology Purchase Agreement.  This Bill of Sale and Assignment is given pursuant to the Technology Purchase Agreement.  All terms and provisions of the Technology Purchase Agreement not inconsistent with this Bill of Sale and Assignment shall continue in full force and effect and are hereby affirmed.

4.

Goerning Law.  This Bill of Sale and Assignment shall be governed and interpreted in accordance with the laws of the State of Minnesota.  Each party hereby submits to the exclusive venue and jurisdiction of the courts of the State of Minnesota and the United States District Court in Minneapolis, Minnesota.

STORAGESWITCH, LLC

Dated:

By:

Its:

DIGITILITI, INC.

Dated:

By:

Its: